UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51173 (Commission File Number)	56-2020050 (IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Option Awards to Executive Officers

On July 11, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Catalyst Biosciences, Inc. (the “Company”) approved and made stock based awards to the Company’s Chief Executive Officer, Chief Medical Officer and Chief Financial Officer by grant of option awards to purchase 275,000, 95,000 and 75,000 shares of the Company’s common stock, respectively, under the terms of the Company’s 2015 Stock Incentive Plan (the “2015 Plan”). The awards each have an exercise price of $4.63 per share, and will vest in equal monthly installments over four years, with vesting commencing as of June 15, 2017, the date of the Company’s 2017 Annual Meeting of Stockholders.

Amendments to Director Compensation Policy and Option Awards to Directors

On July 13, 2017, upon recommendation of the Committee, the Board approved of amendments to the Company’s director compensation policy, increasing the initial equity grants thereunder, such that non-employee director who joins the Board will receive an option to purchase 10,000 shares of common stock, which will vest monthly over three years, subject to continued service, and increasing the equity component of annual retainers thereunder, such that each non-employee director will receive an annual retainer for service on the Board consisting of an option to purchase 5,000 shares of the common stock, to be awarded at the Company’s annual stockholders’ meeting and which will vest over one year, in addition to cash retainers.

In connection with these amendments, the Board also approved of grants of options to purchase 10,000 shares of common stock, which have an exercise price of $4.40 per share and will vest over one year commencing with the date of the Company’s 2017 Annual Meeting of Stockholders, to each current non-employee director. These options are being awarded to such directors are receiving in lieu of the annual grant that was awardable to such director in connection with the 2017 Annual Meeting of Stockholders under the prior director compensation policy, provided that director Jeff Himawan, Ph.D., has declined to receive any compensation for his service as a director.

Copies of the form award agreements for grants of stock options to the Company’s executive officers and directors are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Incentive Stock Option Award Notice
10.2	Form of Non-qualified Stock Option Award Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date:	July 14, 2017	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer